UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 2, 2012

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 8, 2012 (the “Original Report”), by Aastrom Biosciences, Inc. (the “Company”), in order to supplement the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on May 3, 2012 (the “Annual Meeting”).  Except as expressly set forth herein, this amendment does not amend, modify or update the disclosures contained in the Original Report.  This amendment supplements and does not supersede the Original Report.  Accordingly, this amendment should be read in conjunction with the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, its shareholders approved, on a non-binding, advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers on an annual basis. In light of this advisory vote, the Company’s Board of Directors has determined that the Company will hold future non-binding advisory votes of the shareholders on the compensation of the Company’s named executive officers on an annual basis commencing with the Company’s 2013 annual meeting of its shareholders, until the next required advisory vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: August 22, 2012	By:	/s/ Tim M. Mayleben
Name: Tim M. Mayleben
Title: Chief Executive Officer and President